RIDER                                             Contract Number:  V1234567

----------------------------------------------------------------------------
ACCIDENTAL DEATH BENEFIT
----------------------------------------------------------------------------

1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-ADB.

2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-ADB, the date of issue of this rider is the Date of Issue of this contract.

3. THE BENEFIT. We will pay to the beneficiary as part of the Death Proceeds the Accidental Death Benefit shown on page 5-ADB upon receiving proof that the death of the Insured:

   1) Resulted from accidental bodily injury directly and independently of all other causes;

   2)  Occurred within 120 days of the date of injury; and

   3)  Occurred before this rider terminated.

4. DEATHS NOT COVERED. The Accidental Death Benefit is not payable if the Insured's death results directly or indirectly, in whole or in part, from:

   1)  Infirmity or disease of the body or mind; or

   2)  Infection, unless it is a result of an accidental bodily injury; or

   3)  Suicide, while sane or insane; o

   4)  Intentionally self-inflicted injury, while sane or insane; or

   5)  Committing or attempting to commit a felony;

   6)  Any act of war, declared or undeclared, or any act incident to war;
       or
   7) Voluntarily taking, inhaling or absorbing into the body any hallucinogen, narcotic or other drug except as prescribed by the Insured's physician; or

   8)  Operating, descending from, or riding in any aircraft where the
       Insured:

       a)  Is a pilot, officer, or member of the crew of that aircraft; or

       b) Is giving or receiving any kind of training or instruction aboard that aircraft; or
       c)  Has any duties aboard that aircraft; or

       d) Is being flown for the purpose of descent from that aircraft while in flight.

5. INCONTESTABILITY. We will not contest the Benefit is not payable if the Insured's death results validity of this rider after it has been in force directly or indirectly, in whole or in part, from: during the Insured's lifetime for two years from the

6.  TERMINATION. This rider will terminate on the earliest of:

    1)  The Contract Anniversary after the Insured's 70th birthday;

    2)  The date this contract terminates; and

    3)  The date you give Written Notice to cancel this rider.




Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YA-ADB-1 (97)

Date of Issue of this Rider: MAY 1 , 1997         Contract Number: V1234567

----------------------------------------------------------------------------
ACCIDENTAL DEATH BENEFIT
----------------------------------------------------------------------------

INSURED: JOHN DOE                    AGE: 35                    SEX: MALE
ACCIDENTAL DEATH BENEFIT $50,000     FORM VR3-YA-ADB-1 (97)


                       TABLE OF MONTHLY COSTS
       BEGINNING
        ON RIDER            ATTAINED            MONTHLY
      ANNIVERSARY             AGE *              COST

         MAY 1,
         1997                  35                $ 2.50
         1998                  36                  2.50
         1999                  37                  2.50
         2000                  38                  2.50
         2001                  39                  2.50
         2002                  40                  2.50
         2003                  41                  2.50
         2004                  42                  2.50
         2005                  43                  2.50
         2006                  44                  2.50
         2007                  45                  2.50
         2008                  46                  2.50
         2009                  47                  3.00
         2010                  48                  3.00
         2011                  49                  3.00
         2012                  50                  3.00
         2013                  51                  3.00
         2014                  52                  3.00
         2015                  53                  3.00
         2016                  54                  3.00
         2017                  55                  3.00
         2018                  56                  3.50
         2019                  57                  3.50
         2020                  58                  3.50
         2021                  59                  3.50
         2022                  60                  4.00
         2023                  61                  4.00
         2024                  62                  4.00
         2025                  63                  4.50
         2026                  64                  4.50
         2027                  65                  5.00
         2028                  66                  5.00
         2029                  67                  5.50
         2030                  68                  6.00
         2031                  69                  6.00

* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

VR3-YA-5                          page 5-ADB

RIDER                                          Contract Number:   V1234567

---------------------------------------------------------------------------
CHILD TERM LIFE INSURANCE BENEFIT
---------------------------------------------------------------------------

1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-CIB.

2.  DEFINITIONS.

    2a. Date of Issue of this Rider. Unless otherwise stated on page 5-CIB, the date of issue of this rider is the Date of Issue of this contract.

    2b. Rider Anniversary. The same month and day for years after issue of this rider as in the date of issue of this rider.

    2c.  Child.  A Child insured under this rider is:

         1)  Any child named in the Application for this rider;

         2) Any live child born to the Insured after the date of issue of this rider;

         3) Any child legally adopted by the Insured after the date of issue of this rider and prior to the Rider Anniversary after the child's 18th birthday; and

         4) Any child accepted for coverage under this rider based on written application made after the date of issue of this rider.

    Child does not include a child for whom insurance has been terminated by Written Notice.

3. THE BENEFIT. We will provide the benefits described below upon each of the following events:

    3a. Death of a Child. We will pay the amount of Child Term Insurance shown for this rider on page 5-CIB to the Child's beneficiary upon receiving proof that the death of the Child occurred before:

         1)  This rider has terminated; and

         2)  The Rider Anniversary next after the Child's 21st birthday.

    3b. Death of the Insured. Upon receiving proof that the death of the Insured occurred before this rider terminated, any Child Term Insurance then in force will become Child Paid-Up Term Insurance to the Rider Anniversary after the Child's 21st birthday. The amount of Child Paid-Up Term Insurance is the same as the amount of Child Term Insurance.

4. MONTHLY COST. The monthly cost for this rider is shown on page 5-CIB. It is deducted only while at least one child is insured under this rider.
If there are no children insured under this rider on the date of birth or adoption of any child, you must give us Written Notice of birth or adoption before the sixth Monthly Anniversary after that date. The monthly cost will then be deducted beginning on the sixth Monthly Anniversary after the date of birth or adoption. If the required notice is not given, insurance on that Child will terminate on that sixth Monthly Anniversary.

5. OPTION TO PURCHASE INSURANCE. On the Rider Anniversary after a Child's 21st birthday, that Child will have the option to purchase an insurance contract issued by us or Lutheran Brotherhood on his or her life with no evidence of insurability required. This option to purchase will be effective for 31 days. If the Child dies while this option is in effect and before the option has been exercised, we will pay the amount of Child Term Insurance or Child Paid-Up Term Insurance to the Child's beneficiary. This option is subject to the following:

    1)  Written application must be made to us at our Home Office.

    2)  No premium may be in default on the date of purchase.

    3) The new contract's date of issue will be the date of purchase. The issue age will be the Child's age last birthday on that date. Premiums will be based on rates in effect on the date of purchase.

    4) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in those provisions, the date of issue will be the date of issue of this rider.
                                                         (continued)

VR3-YC-CIB-1 (97)

                                                Contract Number:  V1234567

----------------------------------------------------------------------------
CHILD TERM LIFE INSURANCE BENEFIT                                (continued)
----------------------------------------------------------------------------

5.  OPTION TO PURCHASE INSURANCE (continued).

    5) The amount of the new contract may not exceed five times the amount of the Child Term Insurance.

    6) The new contract may be any life insurance contract offered at the time of purchase.

    7) If the new contract is a whole life insurance contract with premiums payable to at least age 85, then the new contract may contain a disability waiver benefit rider. However, the disability waiver benefit rider on the new contract will not cover disability resulting from injury or disease occurring prior to the date of purchase.

        No other additional benefits will be allowed on the new contract unless evidence of insurability which meets our standards is provided.

6. BENEFICIARY. The beneficiary of the insurance on the children is named in the Application. You may change the beneficiary for a Child by giving us Written Notice while the Child is living. If the owner dies and the Child has attained age 18, the Child may change the beneficiary by making a written request to us. If the owner dies and the Child has not attained age 18, the Child's legal guardian may change the beneficiary by making a written request to us.

The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change. The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.

7. INCONTESTABILITY. With respect to each Child named in an application for coverage under this rider, we will not contest the validity of this rider after it has been in force during the lifetime of that Child for two years from its effective date. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.

8. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of each Child's insurability which meets our standards. Paragraph 7 Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

9. SURRENDER OF CHILD PAID-UP TERM INSURANCE. If this rider is in force as Child Paid-Up Term Insurance, you may surrender the Child Paid-Up Term Insurance for, its accumulated value by giving Written Notice while the Child is living. The surrender will be effective on the date the notice is signed. The accumulated value is the net single premium for the Child Paid-Up Term Insurance. Values are not less than the minimum values required by law. Information on applicable accumulated values will be furnished upon request.

If we receive Written Notice to surrender the Child Paid-Up Term Insurance within 30 days after a Rider Anniversary, the accumulated value will not be less than it was on that anniversary.

10.  TERMINATION.  This rider will terminate on the earlier of:

     1)  The Rider Anniversary after the 100th birthday of the Insured;

     2)  The date this contract terminates; and

     3)  The date you give Written Notice to cancel this rider.

However, if this contract terminates due to the death of the Insured, this rider will remain in force until all Child Paid-Up Term Insurance under this rider terminates.


Signed for Lutheran Brotherhood Variable Insurance Products Company at Minneapolis, Minnesota

----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------
VR3-YC-CIB-2 (97)

Date of Issue of this Rider: MAY 1 , 1997         Contract Number: V1234567

----------------------------------------------------------------------------
CHILD TERM LIFE INSURANCE BENEFIT
----------------------------------------------------------------------------

FORM VR3-YC-CIB-1 (97)

CHILD TERM INSURANCE
   BIRTH TO 15 DAYS                       $0
   15 DAYS TO 6 MONTHS                $5,000
   6 MONTHS TO RIDER ANNIVERSARY
      AFTER 21ST BIRTHDAY            $10,000


MONTHLY COST:           $4.50


MONTHLY COST APPLIES ONLY WHILE AT LEAST ONE CHILD IS INSURED UNDER THIS RIDER. SEE PARAGRAPH 4 OF FORM VR3-YC-CIB-1 (97)




VR3-YC-5                            page 5-CIB

RIDER
                                                  Contract Number:  V1234567
----------------------------------------------------------------------------
GUARANTEED INCREASE OPTION BENEFIT
----------------------------------------------------------------------------

1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-GIO.

2.  DEFINITIONS.

    2a. Date of Issue of this Rider. Unless otherwise stated on page 5-GIO, the date of issue of this rider is the Date of Issue of this contract.

    2b. Rider Anniversary. The same month and day for years after issue of this rider as in the date of issue of this rider.

3.  THE BENEFIT.

    1) You may increase the Face Amount of this contract as provided in Paragraph 4 Increase Option.

    2) We will pay the amount of any Term Insurance (see Paragraph 5) in force under this rider to the beneficiary as part of the Death Proceeds upon receiving proof that the death of the Insured occurred before this rider terminated.

4.  INCREASE OPTION.

    4a. Increase in Face Amount. An option to increase the Face Amount of this contract will become effective on each Fixed Increase Option Date and each Additional Increase Option Date (see paragraphs 4c and 4d) if less than the Maximum Number of Options have been used to increase the Face Amount. Each option will be in effect for 90 days after the effective date of the option but will terminate earlier upon:

         1)  The date the Face Amount is increased under this rider; or

         2)  The date this rider terminates.

    4b. Maximum Number of Options. The Maximum Number of Options that may be used to increase the Face Amount is the number of Fixed Increase option Dates occurring after the date of issue of this rider.

    4c. Fixed Increase Option Dates. Fixed Increase Option Dates occur on the Rider Anniversary after the 25th, 28th, 31st, 34th, 37th, 40th and 43rd birthdays of the Insured.

    4d. Additional Increase Option Dates. An Additional Increase Option Date occurs upon each of the following events which takes place between the date of issue of this rider and the Rider Anniversary after the Insured's 43rd birthday:

         1)  Marriage of the Insured;

         2)  Birth of each live child born to the Insured; and

         3)  Legal adoption of a child by the Insured.

    4e. Conditions of Increase. The Face Amount of this contract may be increased with no evidence of insurability required. The increase is subject to the following:

         1)  You must make written application to us at our Home Office.

         2) Premium Class for the increase in Face Amount will be the same as for this rider.

         3) The amount of the increase must be at least $10,000 and may not exceed the Option Amount for this rider as shown on page 5-GIO.

         4) The Cash Surrender Value of this contract must be sufficient to cover the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

         5) The Initial Monthly Charge for Increases will be charged on the effective date of the increase and then on each Monthly Anniversary until 180 charges have been made.

         6) A new schedule of Decrease Charges will apply to the increase in Face Amount.

                                                                (continued)
VR3-YG-GIO-1 (97)

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
GUARANTEED INCREASE OPTION BENEFIT                               (continued)
----------------------------------------------------------------------------
   4e.  Conditions of Increase (continued).

        7) A new Death Benefit Guarantee Premium for this contract will be determined if the Death Benefit Guarantee is in effect on the effective date of the increase.

        8) The effective date of the increase will be the date shown on the supplementary contract schedule that we will mail to you.

5. TERM INSURANCE. We will provide Term Insurance on the Insured's life during the period while at least one Increase Option is in effect. (Periods during which Increase Options are in effect are specified in Paragraph 4a.) The amount of insurance will be the Option Amount for this rider as shown on page 5-GIO.

6. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.

7.  TERMINATION. This rider will terminate on the earliest of:

    1) The date 90 days following the Rider Anniversary after the Insured's 43rd birthday;

    2) The date the cumulative total of options used to increase the Face Amount equals the Maximum Number of Options;

    3)  The date this contract terminates; and

    4)  The date you give Written Notice to cancel this rider.



Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YG-GIO-2 (97)

Date of Issue of this Rider: MAY 1, 1997           Contract Number: V1234567

----------------------------------------------------------------------------
GUARANTEED INCREASE OPTION BENEFIT
----------------------------------------------------------------------------
FORM VR3-YG-GIO-1 (97)

INSURED:  JOHN DOE
AGE: 35      SEX: MALE
OPTION AMOUNT  $50,000
PREMIUM CLASS:  NON-TOBACCO


MONTHLY COST IS DEDUCTED TO THE CONTRACT ANNIVERSARY AFTER AGE 43.




VR3-YG-5                             page 5-GIO

RIDER Contract                                  Number:             V1234567

----------------------------------------------------------------------------
COST OF LIVING BENEFIT
----------------------------------------------------------------------------
1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-COL.

2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-COL, the date of issue of this rider is the Date of Issue of this contract.

3. THE BENEFIT. This rider increases the Face Amount of this contract. Increases are effective on each Contract Anniversary after the date of issue of this rider, provided this rider is then in force. The amount of the increase is determined on each Contract Anniversary. It is the smallest of:

    1)  The CPI Increase;

    2) 10% of the Eligible Face Amount on the day before the increase, rounded to the nearest $1,000. The Eligible Face Amount is that part of the Face Amount with Premium Class which is not rated; and

    3)  $100,000.

However, no increase will be made if the amount determined above is less than $1,000. The Premium Class for the increase in Face Amount will be the same as for this contract.

4.  THE CPI INCREASE.  The CPI Increase is equal to:

    1) The percentage increase in Consumer Price Index from the Base Index Month to the Current Index Month; multiplied by

    2)  The Eligible Face Amount on the day before the increase.

The CPI Increase is rounded to the nearest $1,000. If this increase before rounding is less than $5OO, the CPI Increase for that Contract Anniversary will be zero. The index used is the Consumer Price Index for All Urban Consumers. If this index is discontinued or changed we will use a similar index.

5. INDEX MONTHS. The Current Index Month is the third calendar month before the Contract Anniversary. The Base Index is the month one year before the Current Index Month.

6. PREMIUM INCREASE. The increase in Face Amount will increase the monthly Cost of Insurance for this contract. Your premium billing will be increased by the greater of:

    1)  The percentage increase in Face Amount; and

    2) The increase in the Death Benefit Guarantee Premium due to the increase in Face Amount. This amount will be zero if the Death Benefit Guarantee is not in effect on the effective date of the increase in Face Amount.

We will mail you a supplemental contract schedule one month before any Contract Anniversary in which an increase will occur. You may reject the increase in Face Amount by giving Written Notice before that Contract Anniversary.

7. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.

8.  TERMINATION. This rider will terminate on the earliest of:

    1)  The Expiration Date for this rider shown on page 5-COL;

    2)  The date this contract terminates;

    3)  The date you reject an increase in Face Amount under this rider;

    4)  The date you decrease the Face Amount;

    5) The date the sum of the increases in Face Amount due to this rider equals or exceeds two times the Initial Face Amount; and

    6)  The date you give Written Notice to cancel this rider.
                                                                (continued )

VR3-YL-COL-1 (97)

                                                  Contract Number:  V1234567
----------------------------------------------------------------------------
COST OF LIVING BENEFIT                                           (continued)
----------------------------------------------------------------------------

9. REINSTATEMENT. If this rider terminates other than under paragraphs 8(l) and 8(5), it may be reinstated any time before the Expiration Date for this rider. To reinstate we require evidence of insurability which meets our standards. The effective date of the reinstatement is the Monthly Anniversary on or next after the date the application for reinstatement is approved by us. Paragraph 7 Incontestability will apply from the date of reinstatement with regard to statements made in the application for reinstatement.



Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------
VR3-YL-COL-2 (97)

Date of Issue of this Rider: MAY 1 , 1997          Contract Number: V1234567

----------------------------------------------------------------------------
COST OF LIVING BENEFIT
----------------------------------------------------------------------------
FORM VR3-YL-COL-1 (97)

INSURED: JOHN DOE
AGE: 35          SEX: MALE

EXPIRATION DATE:  MAY 1, 2017

MONTHLY COST:  NONE


VR3-YL-5                         page 5-COL

RIDER                                             Contract Number:  V1234567

----------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
----------------------------------------------------------------------------
1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-SIB.

2.  DEFINITIONS.

    2a. Date of Issue of this Rider. Unless otherwise stated on page 5-SIB, the date of issue of this rider is the Date of Issue of this contract.

    2b. Rider Anniversary. The date of issue of this rider and the same month and day for years after issue of this rider as in the date of issue of this rider.

    2c.  Spouse.  The Spouse is the Insured's Spouse named on page 5-SIB.

    2d. Spouse's Attained Age. The Spouse's Attained Age on any day is the Spouse's age last birthday on the Rider Anniversary on or immediately prior to that day.

3. THE BENEFIT. Upon receiving proof that the death of the Spouse occurred before this rider terminated, we will pay to the Spouse's beneficiary the amount of Spouse Term Insurance shown on page 5-SIB.

4. MONTHLY COST. The monthly cost of this benefit to be deducted on each Monthly Anniversary is the sum of:

    1) The Spouse Cost of Insurance. This amount is determined on each Monthly Anniversary. It is equal to the Spouse Cost of Insurance Rate multiplied by the amount of Spouse Term Insurance divided by 1,000;

    2) The Spouse Initial Monthly Charge. This is a charge per $1,000 of the initial amount of Spouse Term Insurance. However, if the initial amount of Spouse Term Insurance is decreased, the charge will be based on the amount of Spouse Term Insurance remaining after the decrease. The charge is made on the date of issue of this rider and then on each Monthly Anniversary until a total of 180 charges have been made. The charge per $1,000 is shown on page 5-SIB; and

    3) Any Spouse Initial Monthly Charge for Increases. This is a charge per $1,000 of increase in Spouse Term Insurance. However, if the increased insurance is later decreased, the charge will be based on the amount of the increase in Spouse Term Insurance remaining in force after the decrease. The charge is made on the effective date of the increase and then on each Monthly Anniversary until 180 charges have been made. The charge is based on the Spouse's Attained Age on the date of increase. The charge per $1,000 is shown on page 5-SIB.


VR3-YS-SIB-1 (97)

                                             Contract Number:      V1234567
----------------------------------------------------------------------------
SPOUSE  ADJUSTABLE TERM LIFE INSURANCE BENEFIT                  (continued)
----------------------------------------------------------------------------
5. SPOUSE COST OF INSURANCE RATE. We will determine the Spouse Cost of Insurance Rate monthly. The rate is based on the Spouse's Premium Class, sex, Issue Age, Attained Age and amount of Spouse Term Insurance.

The Premium Class for the initial amount of Spouse Term Insurance is shown on page 5-5lB. The Premium Class for any increase in Spouse Term Insurance will be determined on the effective date of the increase. The Cost of Insurance Rate for the initial amount of Spouse Term Insurance and for any increase in Spouse Term Insurance with the same Premium Class as shown on page 5-SIB will not exceed the rates shown on page 5-SIB. However, for any amount of Spouse Term Insurance with a rated Premium Class, the maximum cost is increased in one or both of the following ways, as specified on page 5-
SIB:

    1) The maximum Spouse Cost of Insurance Rate is multiplied by a percentage rating.

    2)  An extra monthly amount is added to the Spouse Cost of Insurance.

We may charge less than the maximum rate. Any change in Spouse Cost of Insurance Rates will be based on the initial amount of Spouse Term Insurance and any requested increases in Spouse Term Insurance and will apply to all Spouses of the same Premium Class, sex, Issue Age and attained age.

6. INCREASE IN SPOUSE TERM INSURANCE. You may increase the amount of Spouse Term Insurance any time before the Rider Anniversary next after the Spouse's 85th birthday. The increase is subject to the following:

    1)  You must make written application to us at our Home Office.

    2)  We will require evidence of insurability which meets our standards.

    3)  The increase must be at least $25,000.

    4) The Cash Surrender Value of this contract must be sufficient to cover the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

    5) The Spouse Initial Monthly Charge for Increases (see Paragraph 4(3)) will be charged on the effective date of the increase and then on each Monthly Anniversary until 180 charges have been made.

    6) A new Death Benefit Guarantee Premium for this contract will be determined if the Death Benefit Guarantee is in effect on the effective date of the increase.

    7) The effective date of the increase will be the date shown on the supplemental contract schedule that we will mail to you.

Paragraph 10 Incontestability and Paragraph 11 Exclusion: Suicide will apply to the increase from its effective date with regard to statements made in the application for increased insurance.

7. DECREASE IN SPOUSE TERM INSURANCE. You may decrease the amount of Spouse Term Insurance at any time. The decrease is subject to the following:

    1)  You must give Written Notice.

    2)  The decrease will be applied, in successive order, against:

        a)  The most recent increase in the amount of Spouse Term Insurance;

        b)  The next most recent increase(s); then

        c)  The initial amount of Spouse Term Insurance.

    3) The remaining amount of Spouse Term Insurance must not be less than $25,000.

    4) A new Death Benefit Guarantee Premium for this contract will be determined if the Death Benefit Guarantee is in effect on the effective date of the decrease.

    5) The effective date of the decrease will be the Monthly Anniversary on or next after the date we receive Written Notice. That date will be shown on the supplemental contract schedule that we will mail to you.

VR3-YS-SIB-2 (97)

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT                    (continued)
----------------------------------------------------------------------------

8. CONVERSION PRIVILEGE. You may convert this rider to any life insurance contract, other than term insurance, that is offered by us or Lutheran Brotherhood at the time of conversion. The new contract will be on the life of the Spouse with no evidence of insurability required. Conversion is subject to the following:

    1) Written application must be made to us at our Home Office and this rider must be surrendered.

    2) Conversion must be made while this rider is in force and before the Rider Anniversary after the 75th birthday of the Spouse. However, if the Insured dies at any time while this rider is in force, you may convert this rider within 90 days of the date of the Insured's death. If the Insured is the owner of this contract, then the Spouse may convert this rider within 90 days of the date of the Insured's death.

    3)  No premium may be in default at the time of conversion.

    4)  The new contract's date of issue will be the date of conversion.
        The issue age will be the Spouse's age last birthday on that date. Premiums will be based on rates in effect on the date of conversion.

    5) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in those provisions, if an increase in Spouse Term Insurance is converted, the date of issue will be the effective date of the increase. Otherwise, the date of issue will be the date of issue of this rider.

    6) The new contract will be issued on the same Premium Class as this rider. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

    7) The amount of the new contract may not exceed the amount of the Spouse Term Insurance.

9. MISSTATEMENT OF AGE OR SEX. If the Spouse's age or sex has been misstated, contract values will be adjusted to the amounts that would have been provided based on the correct age and sex, using the ratio of the most recent Spouse Cost of Insurance Rates applied on this contract to the current rates based on the correct age and sex.

10. INCONTESTABILITY. We will not contest the validity of this rider after it has been in force during the lifetime of the Spouse for two years from the date of issue of this rider.

If the amount of Spouse Term Insurance is increased according to Paragraph 6, this provision will apply to the increase from its effective date with regard to statements made in the application for increased insurance. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.

11. EXCLUSION: SUICIDE. If the Spouse dies by suicide, while sane or insane, within two years after the date of issue of this rider, the benefit of this rider is limited to the sum of the monthly cost deductions made for this rider.

If the Spouse dies by suicide, while sane or insane, within two years after the effective date of an increase in the amount of Spouse Term Insurance according to Paragraph 6, the benefit with respect to the increase is limited to the sum of the monthly cost deductions made for the increase.

12. REINSTATEMENT. This rider may be reinstated if the contract is reinstated. To reinstate this rider we require evidence of the Spouse's insurability which meets our standards. Paragraph 10 Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.

VR3-YS-SIB-3 (97)

                                                Contract Number:  V1234567

---------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT                 (continued)
---------------------------------------------------------------------------

13. BENEFICIARY. The beneficiary of this rider is named in the Application. You may change the beneficiary by giving us Written Notice while the Spouse is living. The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change. The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.

14.  TERMINATION.  This rider will terminate on the earliest of:

    1)  The Expiration Date for this rider shown on page 5-SIB;

    2)  The date this contract terminates;

    3)  The date this rider is converted; and

    4)  The date you give Written Notice to cancel this rider.

However, if this contract terminates due to the death of the Insured, this rider will remain in force until the earlier of:

    1)  90 days after the date of the Insured's death, and

    2)  The date this rider is converted.

Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YS-SIB-4 (97)

Date of Issue of this Rider: MAY 1 , 1997          Contract Number: V1234567

----------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
----------------------------------------------------------------------------

SPOUSE:  JANE DOE                             FORM VR3-YS-SIB-1 (97)
SPOUSE AGE:  35          SPOUSE SEX:  FEMALE
SPOUSE TERM INSURANCE:   $50,000

PREMIUM CLASS:  NON-TOBACCO


SPOUSE INITIAL MONTHLY CHARGE:  $V.VV PER $1,000 OF SPOUSE TERM INSURANCE,
                                CHARGED ONLY IN THE FIRST 180 MONTHLY
                                DEDUCTIONS ON OR AFTER THE DATE OF ISSUE OF
                                THIS RIDER.


                                       SPOUSE            SPOUSE
    BEGINNING         SPOUSE'S         COST OF       INITIAL MONTHLY
    ON RIDER          ATTAINED        INSURANCE        CHARGE FOR
   ANNIVERSARY          AGE             RATE *          INCREASES #

      MAY 1,
      1997              35              $ 0.12            $ 0.04
      1998              36                0.13              0.04
      1999              37                0.14              0.04
      2000              38                0.15              0.04
      2001              39                0.16              0.04
      2002              40                0.18              0.05
      2003              41                0.19              0.05
      2004              42                0.21              0.05
      2005              43                0.22              0.05
      2006              44                0.24              0.05
      2007              45                0.25              0.05
      2008              46                0.27              0.05
      2009              47                0.29              0.05
      2010              48                0.31              0.05
      2011              49                0.33              0.05
      2012              50                0.36              0.06
      2013              51                0.38              0.06
      2014              52                0.42              0.06
      2015              53                0.45              0.06
      2016              54                0.49              0.06


* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NON-TOBACCO PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE. AGE AT ISSUE IS AGE LAST BIRTHDAY.

# MONTHLY CHARGE PER $1,000 OF INCREASE IN SPOUSE TERM INSURANCE, CHARGED ONLY IN THE FIRST 180 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.

EXPIRATION DATE:  MAY 1, 2062

VR3-YS-5                        page 5-SIB

Date of Issue of this Rider:  MAY 1 , 1997       Contract Number:  V1234567

----------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT                    (continued)
----------------------------------------------------------------------------
SPOUSE:  JANE DOE                                  FORM VR3-YS-SIB-1 (97)
SPOUSE  AGE:  35                    SPOUSE SEX:  FEMALE
SPOUSE TERM INSURANCE:  $50,000

                                        SPOUSE            SPOUSE
    BEGINNING         SPOUSE'S         COST OF       INITIAL MONTHLY
    ON RIDER          ATTAINED        INSURANCE        CHARGE FOR
   ANNIVERSARY          AGE             RATE *          INCREASES #

      MAY 1,
       2017             55             $ 0.53            $ 0.06
       2018             56               0.56              0.06
       2019             57               0.60              0.06
       2020             58               0.64              0.06
       2021             59               0.68              0.06
       2022             60               0.73              0.07
       2023             61               0.79              0.07
       2024             62               0.87              0.07
       2025             63               0.96              0.07
       2026             64               1.07              0.07
       2027             65               1.18              0.07
       2028             66               1.30              0.07
       2029             67               1.42              0.07
       2030             68               1.55              0.07
       2031             69               1.69              0.07
       2032             70               1.85              0.07
       2033             71               2.05              0.07
       2034             72               2.29              0.07
       2035             73               2.59              0.07
       2036             74               2.92              0.07
       2037             75               3.30              0.07
       2038             76               3.71              0.07
       2039             77               4.14              0.07
       2040             78               4.61              0.07
       2041             79               5.14              0.07
       2042             80               5.73              0.07
       2043             81               6.41              0.xx
       2044             82               7.20              0.xx
       2045             83               8.09              0.xx
       046              84               9.07              0.xx
       2047             85               10.13             0.xx


* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NON-TOBACCO PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE. AGE AT ISSUE IS AGE LAST BIRTHDAY.

# MONTHLY CHARGE PER $1,000 OF INCREASE IN SPOUSE TERM INSURANCE, CHARGED ONLY IN THE FIRST 180 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.

VR3-YS-5 Cl                page 5-SIB Continued

Date of Issue of this Rider:  MAY 1 , 1997         Contract Number: V1234567

----------------------------------------------------------------------------
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT                   (continued)
----------------------------------------------------------------------------

SPOUSE:  JANE DOE                                    FORM VR3-YS-SIB-1 (97)
SPOUSE  AGE:  35              SPOUSE SEX:  FEMALE
SPOUSE  TERM INSURANCE:  $50,000

                                        SPOUSE            SPOUSE
    BEGINNING         SPOUSE'S         COST OF       INITIAL MONTHLY
    ON RIDER          ATTAINED        INSURANCE        CHARGE FOR
   ANNIVERSARY          AGE             RATE *          INCREASES #

      MAY 1,

      2048              86            $ 11.26             $
      2049              87              12.46
      2050              88              13.74
      2051              89              15.09
      2052              90              16.54
      2053              91              18.11
      2054              92              19.87
      2055              93              21.94
      2056              94              24.60
      2057              95              28.41
      2058              96              xx.xx
      2059              97              xx.xx
      2060              98              xx.xx
      2061              99              xx.xx

* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NON-TOBACCO PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE. AGE AT ISSUE IS AGE LAST BIRTHDAY.

# MONTHLY CHARGE PER $1,000 OF INCREASE IN SPOUSE TERM INSURANCE, CHARGED ONLY IN THE FIRST 180 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.


VR3-YS-5 C2                 page 5-SIB Continued

RIDER

                                            Contract Number:  V1234567
---------------------------------------------------------------------------
WAIVER OF SELECTED AMOUNT BENEFIT
---------------------------------------------------------------------------

1. CONSIDERATION. We include this rider as part of this contract based on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WSA.

2. DATE OF ISSUE OF THIS RIDER. Unless otherwise stated on page 5-WSA, the date of issue of this rider is the Date of Issue of this contract.

3. THE BENEFIT. Upon receiving proof that Total Disability has continued for six consecutive months, we will credit premiums to this contract on each Monthly Anniversary during the Benefit Period while Total Disability continues. The premium credited on a Monthly Anniversary will be equal to the greater of:

    1) One-twelfth of the Selected Amount on the date Total Disability began; and

    2) The amount which provides the Monthly Deduction for that Monthly Anniversary.

In addition, for each Monthly Anniversary that occurred during the Benefit Period but before we received proof of Total Disability, we will credit the greater of:

    1) A premium equal to one-twelfth of the Selected Amount on the date Total Disability began; and

    2)  A Net Premium equal to the Monthly Deduction on that Monthly
        Anniversary.

This amount will be credited on the day your claim for waiver is approved by us.

Unless this contract terminates due to excess loan, each premium credited will continue this contract in force until the next Monthly Anniversary.

4.  BENEFIT PERIOD.

    1) If the Insured has a Total Disability at Age 5, the Benefit Period starts at Age 5 and continues until Age 100.

    2) If Total Disability begins after Age 5, but before Age 60, the Benefit Period starts on the date Total Disability begins and continues until Age 100.

    3) If Total Disability begins at or after Age 60, but before Age 65, the Benefit Period starts on the date Total Disability begins and continues until the later of:

        a)  Age 65 of the Insured; and

        b)  The date two years after Total Disability begins.

5. DEFINITION OF AGE. For purposes of this rider, "Age 5," "Age 60," "Age 65" and "Age 100" mean the Contract Anniversary after the Insured's 5th, 60th, 65th, and 100th birthday, respectively.

6.  DEFINITION OF TOTAL DISABILITY.  Total Disability is a disability of the
Insured:

    1)  Which begins before Age 65;

    2) Which results from accidental bodily injury sustained or disease which first appears while both this contract and this rider are in force; and

    3) Which completely prevents the Insured from engaging in an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured's regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience.
        However:

        a) If the Insured is a full-time student under age 18 when Total Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

        b) If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.


VR3-YW-WSA-1 (97)

                                                 Contract Number:  V1234567
----------------------------------------------------------------------------
WAIVER OF SELECTED AMOUNT BENEFIT                                (continued)
----------------------------------------------------------------------------
7. PRESUMPTIVE TOTAL DISABILITY. Total Disability is presumed upon the total and permanent loss before Age 65, of:

    1)  Use of both hands or both feet; or

    2)  Use of one hand and one foot; or

    3)  Sight in both eyes.

This presumption will continue for 60 months from the date of loss. However, benefits are payable only as provided in Paragraph 3 The Benefit. After the 60 month period, Total Disability is no longer presumed.

8. RISKS NOT ASSUMED. No premiums will be credited under this rider if the Total Disability results from:

    1)  Intentionally self-inflicted injury, while sane or insane; or

    2)  Any act of war, declared or undeclared, or any act incident to war.

9. NOTICE AND PROOF OF CLAIM. Written notice and proof of claim must be given to us at our Home Office within one year after the end of each period for which we are liable. However, failure to give proof within one year will not affect the claim if proof is given as soon as is reasonably possible.

10. PROOF OF CONTINUANCE OF TOTAL DISABILITY. Proof of continuance of Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. After premiums have been credited for two full years, we will not require proof more than once a year. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.

11. BENEFITS AFTER PREMIUM IN DEFAULT. No premiums will be credited under this rider until your claim for waiver is approved.

If a premium is in default, your claim for waiver will be approved only if:

    1) Total Disability began before the end of the grace period of the first premium in default;

    2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

    3)  All other conditions of this rider are met.

If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.

12. CONTRACT BENEFITS NOT REDUCED. Premiums credited under this rider will not reduce any other contract benefits. Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.

13. PREMIUMS NOT CREDITED. We will not credit the amount of monthly cost deductions for an Additional Benefit on this contract or for a requested increase in coverage on any person insured under this contract if the Total Disability is a result of accidental bodily injury sustained or disease which first appears before the date of issue of that Additional Benefit or the effective date of the increase.

14. TERMINATION. This rider will terminate on the earliest of:

    1) The date the Insured reaches Age 65 or the end of the Benefit Period, if later;

    2)  The date this contract terminates; and

    3)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YW-WSA-2 (97)

Date of Issue of this Rider: MAY 1 , 1997        Contract Number:  V1234567

----------------------------------------------------------------------------
WAIVER OF SELECTED AMOUNT BENEFIT
----------------------------------------------------------------------------

INSURED:  JOHN DOE                         FORM VR3-YW-WSA-1 (97)
AGE:  35      SEX:  MALE                   SELECTED AMOUNT: $1,200.00


                         TABLE OF MONTHLY COSTS
              BEGINNING
               ON RIDER         ATTAINED            MONTHLY
              ANNIVERSARY         AGE *              COST #

                MAY 1,
                1997               35                3.0%
                1998               36                3.0
                1999               37                3.0
                2000               38                3.0
                2001               39                3.0
                2002               40                3.5
                2003               41                3.5
                2004               42                3.5
                2005               43                4.0
                2006               44                4.5
                2007               45                4.5
                2008               46                5.0
                2009               47                5.0
                2010               48                5.0
                2011               49                5.0
                2012               50                6.0
                2013               51                6.5
                2014               52                8.0
                2015               53                10.0
                2016               54                12.5
                2017               55                15.0
                2018               56                18.0
                2019               57                23.0
                2020               58                27.0
                2021               59                30.0
                2022               60                7.0
                2023               61                6.0
                2024               62                5.0
                2025               63                5.0
                2026               64                5.0

* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

# PERCENTAGE OF THE GREATER OF (1) THE SUM OF THE MONTHLY COST OF INSURANCE, THE MONTHLY ADMINISTRATIVE CHARGES, ANY INITIAL MONTHLY CHARGES FOR INCREASES AND THE MONTHLY COST OF ANY OTHER ADDITIONAL BENEFITS AND (2) ONE-TWELFTH OF THE SELECTED AMOUNT.

VR3-YW-5                         page 5-WSA

RIDER                                          Contract Number:  V1234567

--------------------------------------------------------------------------
ACCELERATED BENEFITS
--------------------------------------------------------------------------
We include this rider as part of this contract. If you so elect, we will pay the Accelerated Benefit according to the provisions of this rider. If we pay you an Accelerated Benefit, the amount of insurance and the Accumulated Value for this contract will be reduced or eliminated.

BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE.  CONSULT YOUR TAX ADVISOR.

1. DEFINITIONS.

   la. Doctor. A physician having the designation M.D. or a doctor of osteopathy having the designation D.O. acting within the legal scope of his or her license. Doctor does not include you or the Insured or a member of your family or the Insured's family.


   lb. Nursing Home. A facility or that part of one which provides room, board and inpatient care and:

        1)  Is licensed by the state in which it operates;

        2) Provides nursing services under the supervision of a Doctor or a registered graduate nurse (RN), licensed practical nurse (LPN) or licensed vocational nurse (LVN);

        3) Has an RN, LPN or LVN on duty or on call at all times and at least one RN, LPN or LVN who is employed full time on the day shift; and

        4)  Keeps a daily medical record of each patient.

   Nursing Home does not include that part of any facility which is primarily:

        1) A sheltered living accommodation, a residence home or a similar living arrangement; or

        2) A home or facility for the treatment of alcoholism, drug addiction or mental illness.

   1c. Calculation Rate. The Calculation Rate on any day is the greater of:

        1)  The yield on 90-day Treasury bills on that day; and

        2) The maximum statutory adjustable policy loan interest rate on that day.

2. EFFECTIVE DATE OF THIS RIDER. Unless a different date is shown above, the effective date of this rider is the Date of Issue of this contract.

3. THE BENEFIT. We will pay an Accelerated Benefit if you give us Written Notice requesting the benefit and we receive proof satisfactory to us that the Insured:

    1)  Has a life expectancy of twelve months or less; or

    2) Has been confined in a Nursing Home, due to a condition which usually requires continuous confinement, for at least six consecutive months and confinement is expected to continue for the lifetime of the Insured.

Proof must include certification by a Doctor. We may, at our expense, require independent medical verification.

You may elect to receive all or part of the Eligible Amount (see Paragraph
4) as an Accelerated Benefit. Payment of an Accelerated Benefit is subject to the Conditions of Payment (Paragraph 7). The benefit will be paid in a lump sum. With our approval, you may instead elect to have the Accelerated Benefit paid in equal periodic payments over a fixed period. The minimum periodic payment is $500. If the Insured dies before all periodic payments have been made, we will pay to the beneficiary the present value of the remaining payments, calculated based on the same interest rate as that used to determine the periodic payments.



VR3-YX-ACCB-1 (97)

                                                  Contract Number:  V1234567
----------------------------------------------------------------------------
ACCELERATED BENEFITS                                             (continued)
----------------------------------------------------------------------------
4. ELIGIBLE AMOUNT. The amount available as an Accelerated Benefit will be the present value of:

    1) The amount that would be payable under this contract upon the death of the Insured;

Less

    2)  Expected future costs of insurance;

    3)  Expected future charges against this contract; and

    4)  An administrative fee of $150.

Present values will be calculated using the reduced life expectancy of the Insured and an interest rate not greater than the Calculation Rate. The Eligible Amount will be calculated on the date we receive satisfactory proof that the Insured meets the requirements for the benefit (see Paragraph 3). Items 2 and 3 will be determined using the scales in effect on that date. THE ELIGIBLE AMOUNT WILL BE LESS THAN THE AMOUNT THAT WOULD BE PAYABLE UPON THE DEATH OF THE INSURED.

5. EFFECT OF ACCELERATION. If you elect to have all of the Insured's Eligible Amount paid as an Accelerated Benefit, this contract will terminate on the date the benefit is paid. Any riders on this contract that provide insurance on the life of any other person will be administered according to the rider provisions regarding the death of the Insured.

If only a portion of the Eligible Amount is paid as an Accelerated Benefit, this contract will remain in force and the cost of insurance, amount of insurance, amount of any loan balance and Accumulated Value of the contract will be reduced. The amount of insurance, loan balance and accumulated value in each subaccount will be reduced by the same percentage as the percentage of the Eligible Amount that you elect to receive as an Accelerated Benefit. The new cost of insurance will be that which would have been charged for the new face amount based on the Date of Issue of this contract and the Insured's issue age. Any insurance not included in the calculation of the Eligible Amount will not be affected. We will send you information showing the new cost of insurance, amount of insurance, contract loan amount and Accumulated Value. Existing provisions for premium payments will continue.

If you elect to have only a portion of the Eligible Amount paid as an Accelerated Benefit, you may make later requests for additional Accelerated Benefits.

6. OTHER INSUREDS. If a rider on this contract provides life insurance on a person other than the Insured, that insurance may be used to provide an Accelerated Benefit on that person if we receive proof satisfactory to us that he or she:

    1)  Has a life expectancy of twelve months or less; or

    2) Has been confined in a Nursing Home, due to a condition which usually requires continuous confinement, for at least six consecutive months and confinement is expected to continue for the lifetime of that person.

Proof must include certification by a Doctor. We may, at our expense, require independent medical verification.

VR3-YX-ACCB-2 (97)

                                                 Contract Number:  V1234567

----------------------------------------------------------------------------
ACCELERATED BENEFITS                                            (continued)
----------------------------------------------------------------------------
6. OTHER INSUREDS (continued). The Accelerated Benefit for any person other than the Insured is subject to the provisions and conditions of this rider except that:

    1)  The Eligible Amount is the present value of:

         a)  The amount of life insurance provided on that person;

         Less

         b) Expected future monthly costs or other charges for that person's life insurance; and

         c)  An administrative fee of $150.

         Present values will be calculated using the reduced life expectancy of that person and an interest rate not greater than the Calculation Rate. The Eligible Amount for that person will be calculated on the date we receive satisfactory proof that he or she meets the requirements for the benefit. Item (b) will be determined using the scales in effect on that date.

    2) If you elect to have all of that person's Eligible Amount paid as an Accelerated Benefit, all insurance on that person's life will terminate on the date the benefit is paid. If only a portion of the Eligible Amount is paid as an Accelerated Benefit, the rider will remain in force and the monthly cost and amount of insurance for the rider will be reduced. The amount of insurance will be reduced by the same percentage as the percentage of the person's Eligible Amount that you elect to receive as an Accelerated Benefit. Insurance provided on the Insured or on any other person will not be affected. We will send you information for the rider showing the new monthly cost and the new amount of insurance.

7. CONDITIONS OF PAYMENTS. Payment of an Accelerated Benefit is subject to the following conditions:

    1)  This contract must be in force.

    2) Any assignee, irrevocable beneficiary or other party with ownership rights must consent to payment of the Accelerated Benefit.

    3) Election of an Accelerated Benefit is voluntary. You may not elect an Accelerated Benefit if:

        a) You are required by law to use this rider to meet the claims of creditors; or

        b) You are required by a government agency to use this benefit in order to apply for, obtain or keep a government benefit or entitlement.

    4) The Accelerated Benefit payable for any person must be at least $10,000 or, if smaller, that person's entire Eligible Amount.

    5) If you elect to have only part of any person's Eligible Amount paid as an Accelerated Benefit, the amount of insurance remaining in force on that person after payment of the benefit must be at least $10,000.

8.  TERMINATION.  This rider will terminate on the earlier of:

    1)  The date this contract is terminated; and

    2)  The date you give Written Notice to cancel this rider.


Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YX-ACCB-3 (97)

RIDER                                           Contract Number: V1234567

--------------------------------------------------------------------------
LUTHERAN CHARITY BENEFIT
--------------------------------------------------------------------------

We include this rider as part of this contract. If, upon the death of a person insured under this contract, we pay Charitable Death Proceeds of at least $1,000 to a Lutheran Charitable Organization, then we will also pay a Charitable Amount to that organization.

1. CHARITABLE AMOUNT. The Charitable Amount that we will pay to a Lutheran Charitable Organization is the lesser of:

    1)  10% of the Charitable Death Proceeds paid to that organization; and

    2)  $25,000.

However, if the amount determined above is less than $100, then no Charitable Amount is payable to that organization.

2. LUTHERAN CHARITABLE ORGANIZATION. A legally incorporated nonprofit organization which:

    1)  Qualifies as a charitable organization under Internal Revenue Code
        Section 170(c), or its successor; and

    2)  Identifies itself as Lutheran.

3. CHARITABLE DEATH PROCEEDS. The amount we pay as a result of the death of any person insured under this contract to a Lutheran Charitable Organization designated as a beneficiary of that person's life insurance.

4. MULTIPLE CHARITABLE BENEFICIARIES. If Charitable Death Proceeds under this contract are paid to more than one Lutheran Charitable Organization and the total of Charitable Amounts determined as in Paragraph I would exceed $25,000, then we will pay pro rata amounts to each organization such that the total of Charitable Amounts that we pay on the death of a person insured under this contract is equal to $25,000.

5. MULTIPLE CONTRACTS. If Charitable Death Proceeds are paid under more than one Lutheran Brotherhood Variable Insurance Products Company contract upon the death of the Insured and the total of Charitable Amounts payable under all contracts as determined in Paragraph 1 would exceed $25,000, then we will pay pro rata amounts to each organization such that the total Charitable Amounts that we pay to Lutheran Charitable Organizations upon the death of any insured person is equal to $25,000.



Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

VR3-YY-LCB-1 (97)

AMENDATORY AGREEMENT                              Contract Number:  V1234567

----------------------------------------------------------------------------
AVIATION EXCLUSION
----------------------------------------------------------------------------

1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

2. DESIGNATED INSURED. This agreement applies only to the Designated Insured(s) named for this agreement on page 5-AVEX.

3. EXCLUSION. The amount payable upon the death of a Designated Insured is limited if that person's death is a result of operating, descending from, or riding in any aircraft where the Designated Insured:

    1)  Is a pilot, officer, or member of the crew of that aircraft; or

    2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

    3)  Has any duties aboard that aircraft; or

    4) Is being flown for the purpose of descent from that aircraft while in flight.

4. LIMITED DEATH PROCEEDS. If a Designated Insured dies as in Paragraph 3, the amount payable upon that person's death is limited as follows:

    1) If that person is named as Insured on page 3 of this contract, then the amount payable is limited to the greater of:

        a)  The reserve for this contract less any Debt; and

        b)  The premiums paid on this contract less the sum of:

            i) The monthly cost deductions made for any riders which provide coverage on a person other than the Designated Insured;

           ii)  Any Partial Surrenders; and

          iii)  Any Debt.

    2) If that person is covered only under a rider attached to this contract, then the amount payable is limited to the sum of the monthly cost deductions made for the rider covering that person.

In no case will this agreement increase the amount otherwise payable under this contract. Any amount payable will be paid in a lump sum.

5. SCOPE OF THIS AGREEMENT. If this contract is changed or converted, this agreement will be included in the new contract.


Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

V-YA-Amend.AVEX (97)

                                                 Contract Number:  V1234567
----------------------------------------------------------------------------

AVIATION EXCLUSION
----------------------------------------------------------------------------

FORM V-YA-AMEND.AVEX (97)

DESIGNATED INSURED: JOHN DOE








V-YA-5                         page 5-AVEX

AMENDATORY AGREEMENT                           Contract Number:  V1234567

----------------------------------------------------------------------------
ARMED FORCES AVIATION EXCLUSION
----------------------------------------------------------------------------

1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

2. DESIGNATED INSURED. This agreement applies only to the Designated Insured(s) named for this agreement on page 5-AFAE.

3. EXCLUSION. The amount payable upon the death of a Designated Insured is limited if that person's death is a result of operating, descending from, or riding in any aircraft where the Designated Insured:

    1)  Is a pilot, officer, or member of the crew of that aircraft; or

    2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

    3) Is being flown for the purpose of descent from that aircraft while in flight.

This exclusion will apply only while the Designated Insured is:

    1)  Acting as an advisor; or

    2)  On full or part-time duty; or

    3)  In training,

    for the armed forces of one or more countries.

4. LIMITED DEATH PROCEEDS. If a Designated Insured dies as in Paragraph 3, the amount payable upon that person's death is limited as follows:

    1) If that person is named as Insured on page 3 of this contract, then the amount payable is limited to the greater of:

        a)  The reserve for this contract less any Debt; and

        b)  The premiums paid on this contract less the sum of:

            i) The monthly cost deductions made for any riders which provide coverage on a person other than the Designated Insured;

           ii)  Any Partial Surrenders; and

          iii)  Any Debt.

    2) If that person is covered only under a rider attached to this contract, then the amount payable is limited to the sum of the monthly cost deductions made for the rider covering that person.

In no case will this agreement increase the amount otherwise payable under this contract. Any amount payable will be paid in a lump sum.

5. SCOPE OF THIS AGREEMENT. If this contract is changed or converted, this agreement will be included in the new contract.


Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson
----------------------------------------------------------------------------

V-YF-Amend.AFAE (97)

                                                 Contract Number: V1234567

----------------------------------------------------------------------------
ARMED FORCES AVIATION EXCLUSION
----------------------------------------------------------------------------

FORM V-YF-AMEND.AFAE (97)

DESIGNATED INSURED:  JOHN DOE





V-YF-5                           page 5-AFAE

AMENDATORY AGREEMENT                           Contract Number:  V1234567

----------------------------------------------------------------------------
SURVIVAL PROVISION
----------------------------------------------------------------------------

1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

2. SURVIVAL PROVISION. Payment of proceeds will be made to the beneficiaries according to the provisions of this contract. However, to determine who will receive the proceeds on the death of any person insured under this contract, any beneficiary of that person who dies simultaneously with that person or within a specified number of days after that person will be deemed to have died before that person. The number of days is on the request form for this agreement.

3.  TERMINATION.  You may terminate this agreement by Written Notice.




Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson


V-YS-Amend.Surv Prov (97)

AMENDATORY AGREEMENT

                                                  Contract Number:  V1234567

----------------------------------------------------------------------------
PRIMARY BENEFICIARY SURVIVAL PROVISION
----------------------------------------------------------------------------

1. CONFLICT WITH OTHER PROVISIONS. This agreement takes precedence over any provision of this contract with which it is in conflict.

2. PRIMARY BENEFICIARY SURVIVAL PROVISION. Payment of proceeds will be made to the beneficiaries according to the provisions of this contract. However, to determine who will receive the proceeds on the death of any person insured under this contract, any primary beneficiary of that person who dies simultaneously with that person or within a specified number of days after that person will be deemed to have died before that person. The number of days is on the request form for this agreement.

3.  TERMINATION.  You may terminate this agreement by Written Notice.


Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
----------------------------------------------------------------------------
President      SAMPLE   /s/ Robert P. Gandrud
----------------------------------------------------------------------------
Secretary      SAMPLE   /s/ David J. Larson



V-YP-Amend.PBSP (97)




lbvip-vl\s-6\1997\riders.doc


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